UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012 (May 16, 2012)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 16, 2012, Tenneco Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below. A copy of the press release announcing the voting results is attached as Exhibit 99.1.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Dennis J. Letham	50,855,595	1,114,770	36,248	4,146,461
Hari N. Nair	49,870,170	2,049,092	89,801	4,146,461
Roger B. Porter	49,649,075	2,304,716	55,272	4,146,461
David B. Price, Jr.	49,979,500	1,974,084	55,479	4,146,461
Gregg M. Sherrill	48,846,963	3,116,150	45,950	4,146,461
Paul T. Stecko	49,288,485	2,666,051	54,527	4,146,461
Mitsunobu Takeuchi	50,994,199	961,691	53,173	4,146,461
Jane L. Warner	50,830,073	1,121,457	57,533	4,146,461

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2012 was approved based upon the following votes:

Votes for	56,051,450
Votes against	84,246
Abstentions	19,828

There were no broker non-votes for this item.

3. The proposal to approve the compensation of our named executive officers was approved based upon the following advisory, non-binding vote:

Votes for	48,413,451
Votes against	1,813,252
Abstentions	1,782,360
Broker non-votes	4,146,461

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 17, 2012	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel
and Corporate Secretary